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                           E.COM INTERNATIONAL, INC


                       1997 INCENTIVE COMPENSATION PLAN


                             SECTION 1.  PURPOSE

         The purpose of the E.Com International, Inc. 1997 Incentive Compensation Plan (the "Plan") is to enhance the long-term profitability and shareholder value of E.Com International, Inc., an Oregon corporation (the "Company"), by offering incentives and rewards to those employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2 below) who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                           SECTION 2.  DEFINITIONS

         For purposes of the Plan, the following term shall be defined as set forth below:

2.1      AWARD

         "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2      BOARD

         "Board" means the Board of Directors of the Company.

2.3      CAUSE

         "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4      CODE

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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2.5      COMMON STOCK

         "Common Stock" means the common stock of the Company.

2.6      CORPORATE TRANSACTION

         "Corporate Transaction" means any of the following events:

                  (a) Approval by the holders of the Common Stock of any merger or consolidation of the Company (i) in which the Company is not the continuing or surviving corporation, (ii) pursuant to which shares of the Common Stock are converted into cash, securities or other property, or (iii) if following such merger or consolidation, the shareholders of the Company immediately prior to such merger or consolidation own less than 50% of the voting equity of the surviving entity, other than, in the case of clauses (i) and (ii), a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                  (b) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary (as the term "subsidiary" is defined in Section 8.3 of the Plan) of the Company; or

                  (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7      DISABILITY

         "Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

2.8      DIVIDEND EQUIVALENT RIGHT

         "Dividend Equivalent Right" means an Award granted under Section 13 of the Plan.

2.9      EARLY RETIREMENT

         "Early Retirement" means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10     EXCHANGE ACT

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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2.11     FAIR MARKET VALUE

         "Fair Market Value" shall be as established in good faith by the Plan Administrator or (i) if the Common Stock is listed on the Nasdaq National Market, the closing price for the Common Stock as reported by the Nasdaq National Market on the trading day or (ii) if the Common Stock is listed on the New York Stock Exchange, the mean of the high and low per share trading prices for the Common Stock as reported in THE WALL STREET JOURNAL for the New York Stock Exchange--Composite Transaction (or similar successor consolidated transactions reports) for a single trading day.

2.12     GOOD REASON

         "Good Reason" means the occurrence of any of the following events or conditions:

                  (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason.

                  (b)  a reduction in the Holder's annual base salary;

                  (c) the Company's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

                  (d) the Company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

                  (e) any material breach by the Company of any provision of the Plan; or

                  (f) any purported termination of the Holder's employment or service for Cause by the Company that does not comply with the terms of the Plan.

2.13     GRANT DATE


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         "Grant Date" means the date designated in a resolution of the Plan
Administrator as the date an Award is granted. If the Plan Administrator does not designate a Grant Date in the resolution, the Grant Date shall be the date the Plan Administrator adopted the resolution.

2.14     HOLDER

         "Holder" means the Participant to whom an Award is granted, or the personal representative of a Holder who has died.

2.15     INCENTIVE STOCK OPTION

         "Incentive Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.16     NONQUALIFIED STOCK OPTION

         "Nonqualified Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan other than Incentive Stock Option.

2.17     OPTION

         "Option" means the right to purchase Common Stock granted under
Section 7 of the Plan.

2.18     OTHER STOCK-BASED AWARD

         "Other Stock-Based Award" means an Award granted under Section 12 of the Plan.

2.19     PARTICIPANT

         "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20     PERFORMANCE AWARD

         "Performance Award" means an Award granted under Section 11 of the Plan, the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

2.21     PLAN ADMINISTRATOR

         "Plan Administrator" means the Board or any committee of the Board designated to administer


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the Plan under Section 3.1 of the Plan.

2.22     RESTRICTED STOCK

         "Restricted Stock" means shares of Common Stock granted under
Section 10 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.23     RETIREMENT

         "Retirement" means retirement as of the individual's normal retirement date under the Company's employee policy applicable to salaried employees.

2.24     STOCK APPRECIATION RIGHT

         "Stock Appreciation Right" means an Award granted under Section 9 of the Plan.

2.25     STOCK AWARD

         "Stock Award" means an Award granted under Section 10 of the Plan.

2.26     SUBSIDIARY

         "Subsidiary," except as expressly provided otherwise, means an entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company

2.27     WINDOW PERIOD

         "Window Period" means a period of 10 days on which there is trading in the Common Stock on the Nasdaq National Market or the New York Stock
Exchange, beginning with the third trading day after disclosure by the Company to the public of its earnings for the fiscal period just ended and ending with the twelfth such day.

2.28     WINDOW PERIOD FAIR MARKET VALUE

         "Window Period Fair Market Value" means the highest Fair Market Value during a Window Period.


                          SECTION 3.  ADMINISTRATION


3.1      PLAN ADMINISTRATOR


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         The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company shall comply with the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act.

3.2      ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

         Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.


                    SECTION 4.  STOCK SUBJECT TO THE PLAN


4.1      AUTHORIZED NUMBER OF SHARES

         Subject to adjustment from time to time as provided in Section 16.1 of the Plan, a maximum of 1,000,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2      LIMITATIONS

         Subject to adjustment from time to time as provided in Section 16.1 of the Plan, not more than 100,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate over the term of the Plan, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3      REUSE OF SHARES


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         Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan. Shares that are subject to tandem Awards shall be counted only once.


                           SECTION 5.  ELIGIBILITY


         Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan
Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                              SECTION 6.  AWARDS


6.1      FORM AND GRANT OF AWARDS

         The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2      ACQUIRED COMPANY AWARDS

         Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.


                            SECTION 7.  AWARDS OF OPTIONS


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7.1      GRANT OF OPTIONS

         The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2      OPTION EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.3      TERM OF OPTIONS

         The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4      EXERCISE OF OPTIONS

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


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Period of Holder's Continuous Employment    Percent of Total
   or Service With the Company or Its        Option That Is
 Subsidiaries From the Option Grant Date        Exercisable

         After 1 year                               25%

         After 2 years                              50%

         After 3 years                              75%

         After 4 years                             100%

         To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5 of the Plan. The Plan Administrator may determine that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5      PAYMENT OF EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or check, except that the Plan Administrator may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (i) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (ii) a promissory note authorized pursuant to Section 14 of the Plan; (iii) if the Common Stock is publicly traded, delivery of a properly executed exercise notice, together with irrevocable instructions, to (a) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (b) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with regulations of the Federal Reserve Board; or (iv) such other consideration as the Plan Administrator may permit.


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7.6      POST-TERMINATION EXERCISES

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only: (i) within one year if the termination of the Holder's employment or services are coincident with Disability or (ii) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder' rights under any Option likewise shall be suspended during the period of investigation. A transfer of employment or services between or amongst the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that with respect to Incentive Stock Options such leave of absence shall be subject to any requirements of Section 422 of the Code.


                    SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS


         To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:


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8.1      DOLLAR LIMITATION

         To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2      10% SHAREHOLDERS

         If a Participant owns 10% or more of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and Option term shall not exceed five years.

8.3      ELIGIBLE EMPLOYEES

         Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3 of the Plan, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4      TERM

         The term of an Incentive Stock Option shall not exceed 10 years.

8.5      EXERCISABILITY

         An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death to qualify for Incentive Stock Option tax treatment, except that in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination to qualify for Incentive Stock Option tax treatment.

8.6      TAXATION OF INCENTIVE STOCK OPTION

         In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Committee may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the


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expiration of such holding periods.


                        SECTION 9.  STOCK APPRECIATION RIGHTS


9.1      GRANT OF STOCK APPRECIATION RIGHTS

         The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2      TANDEM STOCK APPRECIATION RIGHTS

         A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option, except that if the right is exercised during a Window Period, the amount will be equal to the excess of the Window Period Fair Market Value for the Window Period during which the
Stock Appreciation Right is exercised over the exercise price per share of the right. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3      STAND-ALONE STOCK APPRECIATION RIGHTS

         A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, except that if the right is exercised during a Window Period, the amount will be equal to the excess of the Window Period Fair Market Value for the Window Period during which the right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 85% of the Fair Market Value on the Grant Date and term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.


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9.4      EXERCISE OF STOCK APPRECIATION RIGHTS

         Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 of the Plan relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right. Stock Appreciation Rights held by Participants who are subject to Section 16 of the Exchange Act may be exercised solely in accordance with the requirements for compliance with Rule 16b-3 under the Exchange Act.


                              SECTION 10.  STOCK AWARDS


10.1     GRANT OF STOCK AWARDS

         The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan
Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the period they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

10.2     ISSUANCE OF SHARES

         Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

10.3     WAIVER OF RESTRICTIONS

         Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

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                       SECTION 11.  PERFORMANCE AWARDS


11.1     PLAN ADMINISTRATOR AUTHORITY

         Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on profits, profit growth, profit-related return ratios, cash flow or total return to shareholders, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator may deem appropriate. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.
 Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria.
 The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10 of the Plan), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. The performance measures must include a minimum performance standard below which no payment will be made and maximum performance level above which no increased payment will be made, and no Performance Awards having an aggregate maximum dollar value in excess of $500,000 shall be granted to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10 of the Pan), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

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11.2     ADJUSTMENT OF AWARDS

         The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

11.3     PAYOUT UPON TERMINATION

         The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant's employment or services with the Company terminate by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (i) based, to the extent relevant under the terms of the Award, on the Participant's performance for the portion of such performance period ending on the date of termination and (ii) prorated for the portion of the performance period during which the Participant was employed by the company, all as determined by the Plan Administrator. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate. Except as otherwise provided in Section 16 of the Plan or in the instrument evidencing the Performance Award, if during a performance period a Participant's employment or services with the Company terminate other than by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. Te provisions of Section 7.6 of the Plan regarding leaves of absence and termination for Cause shall apply to Performance Awards.

                    SECTION 12.  OTHER STOCK-BASED AWARDS


         The Plan Administrator may grant other Awards under the Plan pursuant to which shares of

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Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10 of the Plan) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.


                   SECTION 13.  DIVIDEND EQUIVALENT RIGHTS


         Any Awards under the Plan may, in the Plan Administrator's discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights as it deems are appropriate or necessary.


         SECTION 14.  LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS


         To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an award granted under the Plan, the Plan Administrator may authorize, either at the Grant
Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the extension of a loan to the Holder by the Company, (ii) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.


                          SECTION 15.  ASSIGNABILITY


         No Option, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Rule 16b-3 under the Exchange Act and Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death.

                           SECTION 16.  ADJUSTMENTS


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

16.1     ADJUSTMENT OF SHARES

         In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (i) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (ii) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (a) the maximum number of and class of securities subject to the Plan as set forth in
Section 4.1 of the Plan, (b) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in
Section 4.2 of the Plan, and (c) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

16.2     CORPORATE TRANSACTION

         Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option, Stock Appreciation Right or Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or its parent corporation.
 Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 16.2 without the Holder's consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section
8.1 of the Plan or otherwise).

16.3     FURTHER ADJUSTMENT OF AWARDS

         Without limiting the preceding Section 16.2 of the Plan, and subject to the limitations set forth in Section 11 of the Plan, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include
(but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.

The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

16.4     LIMITATIONS

         The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                      SECTION 17.  WITHHOLDING OF TAXES


         The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.


                SECTION 18.  AMENDMENT AND TERMINATION OF PLAN


18.1     AMENDMENT OF PLAN

         The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Rule 16b-3 under the Exchange Act,
 Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted or which may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Restricted Stock, (ii) materially modify the class of persons eligible to receive Awards, (iii) materially increase the benefits accruing to Participants under the Plan, or (iv) otherwise require shareholder approval under any applicable law or regulation.

18.2     TERMINATION OF PLAN

         The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the Plan's effective date.

18.3     CONSENT OF HOLDER


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

         The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.


                             SECTION 19.  GENERAL


19.1     NOTIFICATION

         The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

19.2     CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

         Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

19.3     REGISTRATION; CERTIFICATES FOR SHARES

         The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

19.4     NO RIGHTS AS A SHAREHOLDER

         No Option, Stock Appreciation Right, Performance Award or Other Stock-Based Award shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards, free of all applicable restrictions.

19.5     COMPLIANCE WITH LAWS AND REGULATIONS

         It is the Company's intention that, if and so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

19.6     NO TRUST OR FUND

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor the Company.

19.7     SEVERABILITY

         If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.


                         SECTION 20.  EFFECTIVE DATE


         The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's shareholders after adoption of the Plan by the Board.

         ADOPTED BY THE BOARD ON JULY 26, 1996 AND APPROVED BY THE COMPANY'S SHAREHOLDERS ON JANUARY 10, 1997.


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